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                                                                EXHIBIT 10.52

                                   PUT-CALL OPTION
                                     AGREEMENT


            THIS PUT-CALL OPTION AGREEMENT (this "Agreement") is dated and made effective as of January 6, 1997, by and between NHP Incorporated, a Delaware corporation ("NHP"), and Property Resources Corporation, a New York corporation ("PRC").

                                      RECITALS

A. NHP and PRC own of record and beneficially 15% and 85%, respectively, of the membership interests in NHP/PRC Management Company LLC, a Delaware limited liability company (the "LLC").

B. NHP and PRC desire to enter into an agreement, whereby (1) NHP shall have the option to purchase all of PRC's membership interests in the LLC (the "Membership Interests") (the "Call Option") and (2) PRC shall have the option to cause NHP to purchase all of the Membership Interests (the "Put Option"), subject to the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

      1. GRANTS OF CALL OPTION AND PUT OPTION. Subject to the terms and conditions set forth herein, PRC hereby grants the Call Option to NHP, and NHP hereby grants the Put Option to PRC.

      2.     EXERCISE OF OPTIONS.

             (a) CALL OPTION. NHP may exercise the Call Option, in whole but not in part, by notifying PRC, in accordance with Section 2(c) hereof, of its intention to do so (the "Call Exercise Notice") at any time during the period from and including the one (1) year anniversary of the "Put Option Expiration Date" (hereinafter defined) to and including the date which is 120 days after receipt of notice from PRC regarding the occurrence of the Put Option Expiration Date.

             (b) PUT OPTION. PRC may exercise the Put Option, in whole but not in part, by notifying NHP, in accordance with Section 2(c) hereof, of its intention to do so (the "Put Exercise Notice") at any time during the period from and including the date hereof to and including January 15, 2002 (the "Put Option Expiration Date"). The Put Option may be exercised notwithstanding the occurrence of an Event of Default (as defined below).

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             (c)   NOTICE.  The Call Exercise Notice or the Put Exercise
                   Notice, as the case may be, shall be in writing and shall specify a place, time and date, not earlier than 30 days nor later than 60 days from the date of such notice, for the closing of the purchase of the Membership Interests; provided, however, that in the case of when the Put Option is exercised, and upon the occurrence of an Event of Default (as such term is defined in the Assignment dated as of the date hereof by PRC in favor of NHP (the "Assignment")), the closing shall be accelerated to a date no later than the date on which NHP seeks payment of the Obligations (as such term is defined in the Assignment).

      3.     PURCHASE PRICE PAYMENT.

             (a) CALL OPTION. The purchase price for the purchase of the Membership Interests upon the exercise of the Call Option shall be Four Million Three Hundred Fifty-three Thousand Nine Hundred Dollars ($4,353,900.00).

             (b) PUT OPTION. The purchase price for the purchase of the Membership Interests upon the exercise of the Put Option shall be Three Million Seven Hundred Eighty-six Thousand Dollars ($3,786,000.00).

             (c) PAYMENT. The purchase price payable pursuant to Section 3(a) or 3(b) (the "Purchase Price") shall be paid in cash at the closing on the purchase of the Membership Interests.
                   The Purchase Price shall be paid in immediately available funds by wire transfer to a bank account designated by PRC, or by such other arrangement as may be mutually agreed upon in writing by NHP and PRC.

      4. REPRESENTATIONS AND WARRANTIES. Each party hereto hereby represents and warrants to the other party hereto as follows:

             (a) AUTHORIZATION. Such party has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of such party enforceable against it in accordance with its terms.

             (b) AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not violate, or result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, such party's organizational documents, or any agreement, indenture or other instrument to which such party is a party or by which it or any of its properties is bound, or any judgment, decree, order, writ, award or injunction of any court,

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                   governmental body or arbitrator, or any law, rule
                   or regulation applicable to such party.

             (c) CONSENTS AND APPROVALS. No consent, approval or authorization from any governmental entity or otherwise, notice to or filing with is required in connection with the execution, delivery and performance of this Agreement by such party and/or the consummation by such party of the transactions contemplated hereby, except for notice required by the LLC Operating Agreement of even date herewith.

      5. EXPENSES. Except as may be expressly set forth herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel. In the event the Put Option is exercised by PRC, and NHP fails to pay PRC the purchase price set forth in Section 3(b) hereof, in accordance with the terms and conditions hereof, NHP promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees and expenses, whether suit be brought or not. In the event that the Call Option is exercised by NHP, and PRC fails to immediately deliver the Membership Interests to NHP in accordance with the terms and conditions hereof, PRC promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees and expenses, whether or not suit is filed.

      6. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of this Agreement.

      7. SEVERABILITY. If any one or more of the provisions herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect, and of the remaining provisions, shall not be in any way impaired or affected. In such event, there shall be added as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. The effective date of the added provision shall be the date upon which the prior provision was held to be invalid, illegal or unenforceable.

      8. ENTIRE AGREEMENT; BINDING EFFECT. This Agreement constitutes the entire agreement by and between the parties with respect to the subject matter hereof, and there are no representations, warranties, covenants, or obligations with respect thereto except as set forth herein. This Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, written or oral, of the parties hereto, relating to any transaction contemplated hereunder. Nothing in this Agreement is intended or shall be construed to confer upon or to give any person

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             other than the parties hereto and their respective legal
             representatives, successors and permitted assigns any rights or remedies under or by reason of this Agreement.

      9. NOTICES. All notices, directions, requests, consents and other communications hereunder ("Communications") shall be in writing and shall be deemed given (i) when delivered personally to the recipient, (ii) when sent to the recipient by telecopy (with receipt electronically confirmed by sender's machine) if prior to 6 p.m. (Eastern Time) on a business day, otherwise on the next business day, or (iii) one (1) business day after the date sent to the recipient by reputable express courier service (charges prepaid) to the parties at the following addresses or telecopier numbers (or at such other address, or telecopy number for a party as shall be specified by like notice): (a) if to NHP at 8065 Leesburg Pike, Suite 400, Vienna, VA 22182, Attention: Mr. Robert
             M. Greenfield, Executive Vice President and a copy to Joel Bonder, Esquire, General Counsel (Fax: 202-371-2103), with a copy to Kenneth G. Lore, Esquire, Swidler & Berlin, 3000 K Street, N.W., Washington, D.C. 20007 (Fax: 202-424-7643); (b) if to PRC at 19
             East 82nd Street, New York, NY 10028, Attention: Mr. Frank Linde (Fax: 212-737-3989) with a copy to Jack H. Nusbaum, Esquire, Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, NY 10022 (Fax: 212-821-8111). All
             Communications shall be deemed to have been received: (i) when received, if personally delivered; (ii) when receipt confirmed, if telecopied; and (iii) the next business day after timely delivery to the courier, if sent by overnight courier. Any person entitled to receive notice under this Section 9 may change such person's address or other information by notice given in accordance with this Section 9.

     10. FURTHER ASSURANCES. Each party hereto agrees to do such further things and to execute such further documents as may be necessary to effectuate this Agreement and the transactions contemplated herein, including, but not limited to, securing all necessary consents and permissions, and giving all necessary notices.

     11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their
             respective successors and permitted assigns.   Neither this
             Agreement nor any of the rights, interests or obligations hereunder may be transferred or assigned by any party hereto without the express prior written consent of the other party hereto; provided, however, that (i) NHP may transfer and assign this Agreement to any "affiliate" (as such term is defined in Rule 405 of Regulation C promulgated under the Securities Act of 1933, in effect as of the date hereof) of NHP without the prior written consent of PRC, which assignment shall not relieve NHP of its obligations hereunder, and (ii) PRC's (and any subsequent assignee's) rights and obligations hereunder shall automatically be assigned and transferred, with no further action required by any party, in connection with the assignment and transfer of the Membership Interests effected in accordance with the Operating Agreement of NHP/PRC Management Company LLC dated the

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             date hereof by and between PRC and NHP Management Inc., which assignment and transfer will not relieve PRC of any liability hereunder.

     12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     13. SPECIFIC PERFORMANCE. The parties agree that damages would be an inadequate remedy for a breach of the provisions of this Agreement by either party hereto and that this Agreement may be enforced by either party hereto through injunctive or other equitable relief, in addition to, but not in limitation of, any and all other remedies available to the parties. In the event that either party shall institute any action specifically to enforce the other party's performance of this Agreement, such other party shall waive the defense that the party seeking specific performance has an adequate remedy at law.

     14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts entered into and performed fully in such state (without giving effect to conflict of law principles.)

     15. ARBITRATION. Except to the extent this Agreement provides otherwise, any dispute arising under this Agreement shall be resolved by arbitration as hereinafter provided. The party desiring arbitration shall give written notice to that effect to the other party and to such party's counsel, as provided for in
             Section 9 hereof. The party initiating the arbitration shall send a copy of the notice initiating the arbitration to the American Arbitration Association (or its successor) and shall request that the American Arbitration Association select within 10 days thereafter an individual who meets the following criteria to act as the arbitrator. The arbitrator must be (i) "independent," i.e., not having at that time or at any time within the immediately preceding five (5) years a substantial relationship with either party to the arbitration, any Affiliate of either such party, or any officer or director of any such party or Affiliate
             (ii) an attorney having at least ten (10) years experience, and
             (iii) knowledgeable in the area of finance. No party to the arbitration shall have any right to object to the individual named as the arbitrator except upon the ground that the named individual does not meet the aforesaid criteria. If more than one arbitration is conducted pursuant to this Agreement, the parties agree to use the same arbitrator, subject to his or her availability. The arbitration shall be conducted in the City of New York and, to the extent consistent with this Paragraph, in accordance with the expedited procedures set forth in and otherwise in accordance with the then Commercial Arbitration Rules of the American Arbitration Association (or any organization successor thereto). The arbitrator shall be instructed to proceed with all reasonable diligence to resolve the dispute by no later than 30 days after the date on which the American Arbitration

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             Association received the request to initiate the arbitration, to render his decision in writing and to deliver counterpart copies thereof to each of the parties. The arbitrator may issue a default award against a party that fails to appear at any meeting or hearing scheduled by the arbitrator or which attempts to delay the arbitration. Such decision shall be binding, final and conclusive on the parties. Judgment may be had on the decision so rendered in any court of competent jurisdiction, federal or state, and may be enforced in accordance with the laws of the State of New York. The fees of the arbitrator, the fees and expenses of respective counsel engaged by the parties, the fees and expenses of expert witnesses and other witnesses called by the parties and the cost of transcripts shall be paid by the party against which the dispute is resolved, unless otherwise specified by the arbitrator.

     16. NO IMPLIED WAIVERS; REMEDIES. No failure or delay on the part of either party in exercising any right, privilege, power or remedy under this Agreement, and no course of dealing between parties hereto, shall operate as a waiver of any such right, privilege, power or remedy; nor shall any single or partial exercise of any right, privilege, power or remedy under this Agreement preclude any other or further exercise of such right, privilege, power or remedy or the exercise of any other right, privilege, power or remedy. No waiver shall be asserted against any party unless signed in writing by such party. The rights, privileges, powers and remedies available to the parties are cumulative and not exclusive of any other rights, privileges, powers or remedies provided by statute, at law, in equity, or otherwise. Except as provided in this Agreement, no notice to or demand on either party in any case shall constitute a waiver of the right of the party giving such notice or making such demand to take any other or further action in any circumstances without notice or demand.

     17. CONSTRUCTION. No failure or delay on the part of either party in exercising any right, privilege, power or remedy under this Agreement, and no course of dealing between parties hereto, shall operate as a waiver of any such right, privilege, power or remedy; nor shall any single or partial exercise of any right, privilege, power or remedy under this Agreement preclude any other or further exercise of such right, privilege, power or remedy or the exercise of any other right, privilege, power or remedy. No waiver shall be asserted against any party unless signed in writing by such party. The rights, privileges, powers and remedies available to the parties are cumulative and not exclusive of any other rights, privileges, powers or remedies provided by statute, at law, in equity, or otherwise. Except as provided in this Agreement, no notice to or demand on either party in any case shall constitute a waiver of the right of the party giving such notice or making such demand to take any other or further action in any circumstances without notice or demand.

                             [Signatures begin on next page]

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      IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first written above.

                                          NHP INCORPORATED

                                          BY:
                                              -------------------------------
                                              NAME:  Robert M. Greenfield
                                              TITLE:  Executive Vice President

                                          PROPERTY RESOURCES CORPORATION

                                          BY:
                                              -------------------------------
                                              NAME:  John Chatzky
                                              TITLE:  Vice President

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